Exhibit 99.1

Lumen Technologies, Inc. and Qwest Corporation Announce Entry into Support Agreement with

Certain Noteholders and Amendment to Previously Announced Exchange Offers

DENVER, May 20, 2026 – Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) (NYSE: LUMN) announced today that it, together with Qwest Corporation (“Qwest”), its wholly-owned subsidiary, has entered into a Support Agreement, dated May 18, 2026 (the “Support Agreement”), with certain holders (together, the “Supporting Noteholders”) of the Old Qwest Notes (as defined below) with respect to its previously announced exchange offers (as amended as set forth in this press release, the “Exchange Offers”) to exchange Qwest’s outstanding 6.5% Notes due 2056 (the “Existing 2056 Notes”) and 6.75% Notes due 2057 (the “Existing 2057 Notes”, and collectively with the Existing 2056 Notes, the “Old Qwest Notes”) for new notes to be issued by Qwest pursuant to the terms and conditions set forth in the Post-Effective Amendment (as defined below) to the Registration Statement on Form S-4, including a preliminary prospectus and consent solicitation statement forming a part thereof, dated May 20, 2026 (collectively, the “Preliminary Prospectus”). Lumen has also announced today that it, together with Qwest, has amended the terms of its previously announced Exchange Offers. In connection with the Exchange Offers, Qwest and Lumen are also soliciting consents from holders of each series of the Old Qwest Notes to certain proposed amendments to the indentures governing the Old Qwest Notes (the “Consent Solicitations”).

Support Agreement

Pursuant to the Support Agreement, the Supporting Noteholders have agreed to tender an aggregate principal amount of approximately $456 million of Old Qwest Notes in the Exchange Offers on the terms set forth in the Exchange Offers, consisting of approximately $296.5 million of Existing 2056 Notes and $159.5 million of Existing 2057 Notes, no later than 5:00 p.m., Eastern Time, on June 2, 2026. In exchange, the Supporting Noteholders will receive newly issued 6.500% Notes due 2051 (the “New 6.500% 2051 Notes”) or 6.750% Notes due 2052 (the “New 6.750% 2052 Notes,” together with the New 6.500% 2051 Notes, the “New Qwest Notes”), as applicable, by Qwest, on a par-for-par basis, to be fully and unconditionally guaranteed on an unsecured basis by Lumen. On or promptly following the date of the Support Agreement, Qwest and Lumen have agreed to file a post-effective amendment to the Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission reflecting certain modified terms of the Exchange Offers and the New Qwest Notes. The obligations of each party under the Support Agreement will terminate automatically and without any further action by any party upon the earliest to occur of: (a) with respect to any Supporting Noteholder, the mutual written consent of Qwest and such Supporting Noteholder, (b) our public announcement of the termination of the Exchange Offers without the consummation thereof, (c) the occurrence of any Adverse Change (as defined in the Support Agreement), (d) either Lumen or Qwest commences, announces an intention to commence, or supports any exchange, consent solicitation, recapitalization, refinancing, amendment, waiver or other transaction with respect to the Old Qwest Notes that is inconsistent with the Support Agreement or that would reasonably be expected to impair the rights of any Supporting Noteholders, (e) any representation or warranty of Lumen or Qwest in the Support Agreement shall have been untrue or inaccurate in any material respect, or Lumen or Qwest shall have breached any covenant or obligation under the Support Agreement, (f) the consummation and settlement of the Exchange Offers in accordance with the terms thereof, and (g) 5:00 p.m., New York City time, on June 30, 2026.

Post-Effective Amendment

Qwest has amended the terms of its previously announced Exchange Offers via a post-effective amendment (the “Post-Effective Amendment”) to the Registration Statement on Form S-4. Pursuant to the amended terms of the Exchange Offers, Qwest is offering to exchange (i) any and all of the Existing 2056 Notes for New 6.500% 2051 Notes, and (ii) any and all of the Existing 2057 Notes for New 6.750% 2052 Notes or New 6.500% 2051 Notes, in each case upon the terms and subject to the conditions set forth in the Preliminary Prospectus.

In connection with the amended terms, Qwest has eliminated the early tender participation date and extended the expiration date (as amended, the “Expiration Date”) and the withdrawal deadline (as amended, the “Withdrawal Deadline”) of each of the Exchange Offers to 5 p.m. ET on June 9, 2026.

Lumen and Qwest have filed the Post-Effective Amendment to the Registration Statement on Form S-4 relating to the Exchange Offers with the Securities and Exchange Commission (the “SEC”). The Post-Effective Amendment to the Registration Statement on Form S-4 has not yet become effective and the New Qwest Notes may not be issued, nor may the Exchange Offers be consummated, prior to the time that the Post-Effective Amendment becomes effective.

The proposed Exchange Offers and Consent Solicitations will be made only by means of a prospectus. Copies of the Preliminary Prospectus pursuant to which the Exchange Offers and Consent Solicitations are being made may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers and Consent Solicitations. Requests for documentation and questions regarding procedures for tendering the Old Qwest Notes can be directed to D.F. King & Co., Inc. at (800) 755-3105 (for information U.S. Toll-free) or (212) 257-2075 (information for banks and brokers). Questions regarding the terms and conditions of the Exchange Offers and Consent Solicitations should be directed to the dealer manager, Morgan Stanley & Co. LLC, at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Global Debt Advisory Group, Collect: (212) 761-1057, Toll Free: (800) 624-1808, Email: lmny@morganstanley.com.

The consummation of each Exchange Offer and Consent Solicitation is subject to, and conditioned upon, the satisfaction or, where permitted, waiver of certain conditions, including, among other things, (i) the Registration Statement having been declared effective by the SEC and not being subject to a stop order by the SEC and (ii) the absence of any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Qwest Notes.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to exchange the Old Qwest Notes for New Qwest Notes is only being made pursuant to the terms of the Exchange Offers. Qwest is not making an offer of New Qwest Notes in any jurisdiction where the Exchange Offers are not permitted, and this press release does not constitute an offer to participate in the Exchange Offers to any person in any jurisdiction where it is unlawful to make such an offer or solicitations.

Holders of the Old Qwest Notes are urged to carefully read the Preliminary Prospectus, the Registration Statement and the prospectus, when available, before making any decision with respect to the Exchange Offers and Consent Solicitations. None of Lumen, Qwest, the dealer managers, the trustee with respect to any series of Old Qwest Notes, the trustee with respect to any series of New Qwest Notes, the information agent and exchange agent for the Exchange Offers or any affiliate of any of them makes any recommendation as to whether holders of the Old Qwest Notes should exchange their Old Qwest Notes for New Qwest Notes in the Exchange Offers or deliver consents to the Proposed Amendments (as defined in the Preliminary Prospectus), and no one has been authorized by any of them to make such a recommendation.

Holders of the Old Qwest Notes must make their own decision as to whether to tender Old Qwest Notes and, if so, the principal amount of Old Qwest Notes to tender.

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: failure of the conditions set forth in the Registration Statement to be satisfied or waived; the possibility that potential debt investors will not be receptive to the Exchange Offers or Consent Solicitations on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Qwest or Lumen’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Qwest or Lumen or their respective affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Qwest or Lumen or their respective affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen or Qwest with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Anita J. Gomes Anita.Gomes@lumen.com +1 858-229-8538	Jim Breen, CFA Investor.relations@lumen.com +1 603-404-7003